          As filed with the Securities and Exchange Commission on April 22, 1999
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                       APPLIED MICRO CIRCUITS CORPORATION
             (Exact name of Registrant as specified in its charter)

       Delaware                                         94-2586591
(State of incorporation)                    (I.R.S. Employer Identification No.)

                              6290 Sequence Drive
                          San Diego, California  92121
                    (Address of principal executive offices)
                            _______________________

                       1998 Employee Stock Purchase Plan
                            (Full title of the Plan)
                            _______________________

                                David M. Rickey
                     President and Chief Executive Officer
                       APPLIED MICRO CIRCUITS CORPORATION
                              6290 Sequence Drive
                          San Diego, California  92121
                                 (619) 450-9333
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                                Mark A. Medearis
                              Carl L. Spataro, Jr.
                               Venture Law Group
                           A Professional Corporation
                              2775 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                               Page 1 of  9 Pages
                            Exhibit Index on Page 7
              (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                           Proposed            Proposed
                                                   Maximum Amount           Maximum            Maximum            Amount of
                                                       to be             Offering Price       Aggregate          Registration
     Title of Securities to be Registered           Registered(1)          Per Share        Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------

1998 Employee Stock Purchase Plan
   Common Stock,
   $0.01 par value............................     400,000 Shares          $42.66 (2)         $17,064,000         $4,743.79

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on The Nasdaq National Market on April 16, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The Securities and Exchange Commission (the "SEC") requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until we
                                                   ------------
terminate the effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Our Annual Report on Form 10-K for the year ended March 31, 1998, filed on June 15, 1998, as amended on October 15, 1998 (File No. 0-23193), pursuant to
Section 13 of the Exchange Act, which contains audited financial statements for our latest fiscal year for which such statements have been filed.

     (b) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed on August 14, 1998, as amended on October 15, 1998 (File No. 0-23193).

     (c) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 filed on November 16, 1998 (File No. 0-23193).

     (d) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1998 filed on February 16, 1999 (File No. 0-23193).

     (e) The description of our Common Stock in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act on October 10, 1997 (File No. 0-23193), including any amendments or reports filed for the purpose of updating such description.

     (f) Our Current Report on Form 8-K, filed with the SEC on April 8, 1999 (File No. 0-23193).

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents. You should direct any requests for documents to William Bendush, 6290 Sequence Drive, San Diego, CA 92121, telephone: (619) 450-9333.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.  Not applicable.
         --------------------------------------

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Our Certificate of Incorporation reduces the liability of a director to the corporation or its shareholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law.
Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into Indemnification Agreements with our officers and directors.

Item 7.  Exemption from Registration Claimed.  Not applicable.
         -----------------------------------

Item 8.  Exhibits.
         --------

         Exhibit
         Number
         ------

         5.1    Opinion of Venture Law Group, a Professional Corporation (see p.8)

         23.1   Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

         23.2   Consent of Ernst & Young LLP, Independent Auditors (see p. 9).

         24.1   Powers of Attorney (see p. 6).

---------------

Item 9.  Undertakings.
         -------------

     The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Applied Micro Circuits Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of April, 1999.

                                Applied Micro Circuits Corporation

                                By:  /s/ WILLIAM E. BENDUSH
                                     ------------------------------
                                     William E. Bendush
                                     Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Rickey and William E. Bendush, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                        Date
---------                                   -----                                        ----

/s/ DAVID M. RICKEY                         President and                                April 20, 1999
-----------------------------------------   Chief Executive Officer
         David M. Rickey

/s/ WILLIAM E. BENDUSH                                                                   April 20, 1999
-----------------------------------------   Chief Financial Officer
         William E. Bendush

/s/ ROGER A. SMULLEN                        Director and Chairman of the Board of        April 20, 1999
-----------------------------------------   Directors
         Roger A. Smullen

/s/ WILLIAM K. BOWES, JR.                   Director                                     April 20, 1999
-----------------------------------------
         William K. Bowes, Jr.

/s/ R. CLIVE GHEST                          Director                                     April 20, 1999
-----------------------------------------
         R. Clive Ghest

/s/ FRANKLIN P. JOHNSON                     Director                                     April 20, 1999
-----------------------------------------
         Franklin P. Johnson, Jr.

/s/ ARTHUR B. STABENOW                      Director                                     April 20, 1999
-----------------------------------------
         Arthur B. Stabenow

/s/ HARVEY P. WHITE                         Director                                     April 20, 1999
-----------------------------------------
         Harvey P. White


                               INDEX TO EXHIBITS

      Exhibit                                                                                                 Page
      Number                                                                                                  No.
      ------                                                                                                 -----

        5.1   Opinion of Venture Law Group, a Professional Corporation                                          8
                                                                                                              -----
       23.1   Consent of Venture Law Group, a Professional Corporation                                          8
              (included in Exhibit 5.1).                                                                      -----

       23.2   Consent of Ernst & Young LLP, Independent Auditors (see p. 8).                                    9
                                                                                                              -----
       24.1   Powers of Attorney (see p. 6).                                                                    6
                                                                                                              -----